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IBT Bancorp
Form 10-K


                                   EXHIBIT 21




SUBSIDIARIES OF THE REGISTRANT:  Isabella Bank and Trust
                                 Wholly owned.

                                 IBT  Financial Services, Inc.
                                 Wholly owned

                                 IBT Agency
                                 Wholly Owned



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